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                                                               EXHIBIT 99.(j)(i)
                         CONSENT OF INDEPENDENT AUDITORS

We hereby consent to the incorporation by reference in Post-Effective Amendment No. 8 to the Registration Statement of Franklin Global Trust on Form N-1A, File No. 333-46996, of our report dated September 4, 2003, relating to the financial statements and financial highlights of Franklin Global Trust which appear in the July 31, 2003 Annual Report to shareholders, which are also incorporated by reference in the Registration Statement. We also consent to the reference to our firm under the captions "Financial Highlights" and "Auditor."


/s/ PricewaterhouseCoopers LLP
San Francisco, California
November 26, 2003